Exhibit 10.17

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

$4,000,000	Athens, Greece May 14, 2015

This Amendment (the "Amendment") to a Convertible Promissory Note dated as of March 12, 2015 (the "Effective Date"), is entered into by and among Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands, ("Maker"), and investor set forth in Schedule 1 attached hereto, or its respective registered assigns (the "Holder").

BACKGROUND

WHEREAS, on March 12, 2015 the Maker executed a promissory note in the principal amount of USD$4,000,000 in favour of the Holder (the "Promissory Note");

WHEREAS, each of the parties hereto wishes to amend the Promissory Note as more fully described below; and

NOW THEREFORE, in consideration of the foregoing and for other consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

AGREEMENT

1. In Section 1 of the Promissory Note a new definition of "LIBOR" is hereby inserted in the correct alphabetical order immediately after Section 1.2:

"1.3 "LIBOR" means the London interbank offered rate administered by ICE Benchmark Administration Limited or any other person which takes over the administration of that rate, for an interest period, and in case LIBOR is below zero, LIBOR shall be deemed to be zero".

2. Following the insertion of the definition of LIBOR, in Section 1 of the Promissory Note the definitions of Maturity Date, MOA and Vessel are hereby renumbered to "1.4 Maturity Date", "1.5 MOA" and "1.6 Vessel".

3. Section 3 of the Promissory Note is hereby deleted in its entirety and in its stead the following is inserted:

"3. Interest. The Maker shall pay interest on the outstanding principal amount of this Note, which shall accrue from March 19, 2015, being the date of the delivery of the Vessel to Leader, through the Maturity Date, at the rate equal to the aggregate of (a) 5% per annum and (b) London Interbank Offered Rate for deposits in Dollars ("LIBOR") determined at or about 11.00 a.m. (London time) two (2) business days prior each interest period. Interest shall be payable to the Holder as follows:

(a)	The first three (3) interest periods shall be of two (2) months each and such interest periods shall accrue using the two (2) month LIBOR; and
(b)	The remaining eighteen (18) interest periods shall be of three (3) months each and such interest periods shall accrue using the three (3) month LIBOR.

Each interest payment shall be made on the end of the respective interest period. If the date of each interest payment is not a business day, the respective interest shall be payable on the next following business day. All interest payable under this Note shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year."

4. In Section 5 of the Promissory Note a new section 5.3 will be inserted following section 5.2:

"5.3 If the date of each Repayment Instalment and the Balloon Instalment is not a business day, the respective Repayment Instalment shall be payable on the next following business day."

5. Section 13 is deleted in its entirety and in its stead the following is inserted:

1.          "13. Notices.  All notices, requests, consents and other communications under this Note shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Maker:
Seanergy Maritime Holdings Corp.
c/o P.O. Box 70010,
16601 Glyfada, Athens Greece
Facsimile: +30 210 9638404
Attention: Chief Executive Officer
If to Holder:

Jelco Delta Holding Corp.

Western Isles
Jardine House, 4th Floor,
33-35 Reid Street
P.O. Box HM 1431
Hamilton HM FX, Bermuda
Facsimile: Fax: 441 296-0329
Attention: Alastair Macdonald

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered."
6. The parties hereto acknowledge and confirm that other than as amended herein, the Promissory Note shall remain in full force and effect and shall continue to evidence, guarantee and support their respective obligations.

7. Maker's Representations and Warranties: Maker hereby warrants and represents to the Holder as follows:

(a) To the best of Maker's knowledge and belief, after giving effect to this Amendment, no default has occurred under the Note nor has any event occurred or failed to occur which, with the passage of time or the giving of notice or both, would comprise such a default;

(b) There are no offsets, counterclaims or defenses against the indebtedness evidenced by the Note, as modified hereby;

(c) Maker has full power, authority and legal right to execute this Amendment and to keep and observe all of the terms of this Amendment to be observed or performed by Maker; and

(d) There are no actions, suits or proceedings pending or, to the knowledge of Maker, threatened against or affecting Maker or involving the validity or enforceability of the Note, at law or in equity, and Maker is not operating under, or subject to, or in default of, or in violation with respect to, any order, writ, injunction, decree or demand of any court or any governmental authorities.

8. Holder's Representations and Warranties: The Holder has full power, authority and legal right to execute this Amendment and to keep and observe all of the terms of this Amendment to be observed or performed by the Holder.

9. This Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute on and the same instrument. All such counterparts may be delivered among the parties hereto be facsimile or other electronic transmission, which shall not affect the validity thereof.

10. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute regarding this Amendment shall be exclusively referred to arbitration in London and conducted in accordance with the Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators.  Upon receipt by one party of the nomination in writing of such other party's arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association ("LMAA") then in effect.  The parties agree that any tribunal constituted under this Amendment shall have the power to order consolidation of proceedings or concurrent hearings in relation to any and all disputes arising out of or in connection with the Promissory Note, the Master Agreement or the other documents contemplated thereby, which involve common questions of fact or law, and to make any orders ancillary to the same, including, without limitation, any orders relating to the procedures to be followed by the parties in any such consolidated proceedings or concurrent hearings. Consolidated disputes are to be heard by a maximum of three arbitrators, each party to have the right to appoint one arbitrator. In case a dispute arises as to whether consolidation is appropriate (including without limitation conflicting orders of relevant tribunals) and/or as to the constitution of the tribunal for any such consolidated proceedings, each party shall have the right to apply to the President for the time being of the LMAA for final determination of the consolidation of the proceedings and/or constitution of such tribunal.

11. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Promissory Note.

IN WITNESS WHEREOF, the Maker and the Holder have caused this Amendment to be executed as of the first date written above.

THE MAKER: SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatis Tsantanis
	Name:	Stamatis Tsantanis
	Title:	Chief Executive Officer

THE HOLDER: JELCO DELTA HOLDING CORP.

By:	/s/ Alastair Macdonald
	Name:	Alastair Macdonald
	Title:	President

SCHEDULE 1

Name and Address of Investor	Principal Amount Owned
Jelco Delta Holding Corp. c/o Western Isles Jardine House, 4th Floor, 33-35 Reid Street P.O. Box HM 1431 Hamilton HM FX, Bermuda	$4,000,000